                                                                    EXHIBIT 3.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         WELLPOINT HEALTH NETWORKS INC.

                           (PURSUANT TO SECTION 245)


         The undersigned, LEONARD D. SCHAEFFER and THOMAS C. GEISER, hereby certify that:

         ONE:    They are the Chief Executive Officer and Secretary,
respectively, of WellPoint Health Networks Inc. (the "Corporation"). WellPoint Health Networks Inc. was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 29, 1996.

         TWO:    Pursuant to Sections 242 and 245 of the General Corporation
Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation.

         THREE: The Certificate of Incorporation of the Corporation is hereby restated and amended to read in its entirety as follows:

                                   ARTICLE I
                                      NAME

         The name of the corporation (hereinafter called the "Corporation") is WellPoint Health Networks Inc.

                                   ARTICLE II
                                    PURPOSE

         SECTION 1. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware ("DGCL").

                                  ARTICLE III
                            AUTHORIZED CAPITAL STOCK

         SECTION 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is three hundred and fifty million (350,000,000) shares as follows: (a) three hundred million (300,000,000) shares of Common Stock, $.01 par value per share ("Common Stock"), and (b) fifty million (50,000,000) shares of Preferred Stock, $.01 par value per share ("Preferred Stock").










                                       1.

         SECTION 2. The rights, preferences, privileges and restrictions of the classes of stock of the Corporation and the express grant of authority to the Board of Directors to fix by resolution the rights, preferences, privileges and restrictions relating to the classes of stock of the Corporation which are not fixed by this Restated Certificate of Incorporation, are as follows:

                                  COMMON STOCK

A.       DIVIDENDS.

         Subject to any other provisions of this Restated Certificate of Incorporation, as amended from time to time, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon from time to time by the Board of Directors of the Corporation (the "Board of Directors") out of assets or funds of the Corporation legally available therefor.

B.       VOTING.

         (i) At every meeting of the stockholders, every holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation.

         (ii) The provisions of this Article III of this Restated Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded, in whole or in part, without the affirmative vote of the holders of a majority of the shares of Common Stock.

                                PREFERRED STOCK

         The Board of Directors is authorized to provide, by resolution, for the issuance of one or more series of Preferred Stock out of the unissued shares of Preferred Stock and the Board of Directors is authorized to determine the designation and to fix the number of shares of each series. Except as may be required by law, the shares in any series of Preferred stock need not be identical to any other series of Preferred Stock or any other class.

         The Board of Directors of the Corporation is further authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issue of shares of that series.

                                   ARTICLE IV
                               BOARD OF DIRECTORS
                            AND STOCKHOLDER MEETINGS

         The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:





                                       2.
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         SECTION 1.  The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than nine nor more than seventeen directors, the exact number of directors to be determined in accordance with the Bylaws of the Corporation. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of stockholders beginning in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         SECTION 2. In the case of any vacancy on the Board of Directors, including any vacancy created by the removal of a director, or in the case of any newly created directorship, a director elected to fill the vacancy or the newly created directorship for the unexpired portion of the term being filled shall be elected pursuant to the procedures set forth in the Bylaws of the Corporation. The director elected to fill a vacancy shall hold office for the unexpired term in respect of which the vacancy occurred and until his successor shall be elected and shall qualify or until his or her earlier death, resignation or removal.

         SECTION 3. Any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the shares of the Corporation's stock entitled to vote at an election of directors. However, a director may not be removed without cause if the votes cast against removal of the director would be sufficient to elect the director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast and either the number of directors elected at the most recent annual meeting of the stockholders, or if greater, the number of directors for whom removal is being sought, were then being elected.

         SECTION 4. Whenever the holders of any series of Preferred Stock issued by the Corporation or of any other securities of the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto.

         SECTION 5. Election of Directors need not be by ballot unless a stockholder demands election by ballot at the meeting and before the voting begins or unless the Bylaws so require.

         SECTION 6. The Board of Directors shall have the concurrent power with the stockholders to make, alter, amend, change, add to or repeal (collectively, "Change") the Bylaws of the Corporation.













                                       3.
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         SECTION 7.  Meetings of the stockholders of the Corporation for any purpose or purposes may be held within or without the State of Delaware, as the Bylaws may provide.

         SECTION 8. No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting of such stockholders.

         SECTION 9. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board, the President, a majority of the members of the Board of Directors or the holders of shares entitled to cast not less than 10% of the votes at the meeting. Such special meeting may not be called by any other person or persons or in any other manner.

         SECTION 10. The approval of the greater of at least two-thirds or seven of the directors of the Corporation then in office shall be required for the Board of Directors to approve and authorize any of the following:

         (a) any amendment to this Restated Certificate of Incorporation of the Corporation; and

         (b) the amendment of Sections 8 and 10 of Article II, Sections 2, 3 and 14 of Article III, Sections 1 and 2 of Article IV, and Sections 6 and 7 of Article V of the Bylaws of the Corporation.

                                   ARTICLE V
                                INDEMNIFICATION

         SECTION 1. Other than in the case of an action by, or in the right of, the Corporation, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Corporation or of a Predecessor Corporation, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the DGCL and any other applicable law, as from time to time in effect. To the maximum extent permitted by the DGCL, the Corporation shall advance expenses (including attorneys' fees) incurred by any person indemnified hereunder in defending any civil, criminal, administrative or investigative action, suit or proceeding upon an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such rights of indemnification and advancement of expenses shall not be deemed to be exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Section 1 shall be deemed to be a contract between the Corporation (or any Predecessor Corporation) and each director and officer who serves in such capacity at any time while this Section 1 and the relevant provisions of the DGCL and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or





                                       4.
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obligations then existing, with respect to any state of facts then or theretofore existing, or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. For purposes hereof "Predecessor Corporation" shall mean WellPoint Health Networks Inc., a California corporation ("WellPoint California").

         SECTION 2. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee or agent of the Corporation (or a Predecessor Corporation), or is or was serving at the request of the Corporation (or a Predecessor Corporation), as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the DGCL and any other applicable law as from time to time in effect. Such right of indemnification shall not be deemed to be exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.

                                   ARTICLE VI
                     LIABILITY FOR BREACH OF FIDUCIARY DUTY

                 A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, iii) under Section 174 of the Delaware General Corporation Law, or iv) for any transaction from which the Director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a Director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VII
                            RESTRICTION ON TRANSFER

         SECTION 1. No Person (as defined in Section 14 below) shall Beneficially Own (as defined in Section 14 below) shares of Capital Stock (as defined in Section 14 below) in excess of the Ownership Limit (as defined in
Section 14 below). Any Transfer (as defined in Section 14 below) that, if effective, would result in any Person Beneficially Owning Capital Stock in excess of the Ownership Limit shall result in such intended transferee acquiring no rights in such shares of Capital Stock (other than those rights expressly granted in this Article VII) and such number of shares of Capital Stock shall be deemed transferred to the Share Escrow Agent (as defined in Section 14 below) as set forth in this Article VII.





                                       5.
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         SECTION 2.  If, notwithstanding any other provisions of this Article
VII, there is a purported Transfer or other change in the capital structure of the Corporation such that any Person would Beneficially Own shares of Capital Stock in excess of the Ownership Limit (a "Purported Owner"), then, upon such Transfer or change in capital structure, such shares of Capital Stock in excess of the Ownership Limit shall be Excess Shares for purposes of this Article VII; provided, however, that in the event that any Person becomes a Purported Owner as a result of Beneficial Ownership of Capital Stock of one Person being aggregated with another Person, then the number of Excess Shares subject to this Article VII shall be allocated pro rata among each Purported Owner in proportion to each Person's total Beneficial Ownership (without regard to any aggregation with another Person pursuant to Section 14(b)(4) or (5) of this
Article VII). Upon the occurrence of any event that would cause any Person to exceed the Ownership Limit (including without limitation the expiration of a voting trust, without being renewed on substantially similar terms, that entitled such Person to an exemption from the Ownership Limit), all shares of Capital Stock Beneficially Owned by such Person in excess of the Ownership Limit shall also be Excess Shares for purposes of this Article VII, such Person shall be deemed the Purported Owner of such Excess Shares and such Person's rights in such Excess Shares shall be as prescribed in this Article VII.
Excess Shares shall not constitute a separate class of Capital Stock.

         SECTION 3. If the Corporation at any time determines that a Transfer has taken place in violation of Section 1 of this Article VII or that a Purported Owner intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Capital Stock in violation of Section 1 of this
Article VII, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, without limitation, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin or rescind such Transfer; provided, however, that any purported Transfers in violation of Section 1 of this Article VII shall automatically result in all shares of Capital Stock in excess of the Ownership Limit being deemed Excess Shares. Notwithstanding the foregoing, nothing contained in this Article VII shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders.

         SECTION 4. Any Purported Owner who acquires or attempts to acquire shares of Capital Stock in violation of Section l of this Article VII, or any Purported Owner who is a transferee such that any shares of Capital Stock are deemed Excess Shares under Section 2 of this Article VII, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request.

         SECTION 5. Each certificate for Capital Stock issued by the Corporation shall bear the following legend:

                 The shares of stock represented by this certificate are subject to restrictions on ownership and transfer. No Person shall Beneficially Own shares of Capital Stock in excess of the Ownership Limit (as defined in Article VII, Section 14 of the Restated Certificate of Incorporation of the Corporation). Subject to certain limited specific exemptions, Beneficial Ownership of 5% or more of the outstanding shares of any class of Capital





                                       6.
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         Stock will exceed the Ownership Limit.  These provisions have been designed to ensure that the Corporation will not violate the terms of the License Agreement between the Corporation and the Blue Cross and Blue Shield Association (the "BCBSA"). The Corporation maintains at its principal executive office a copy of the applicable requirements of the BCBSA relating to such restrictions on ownership and transfer, as such requirements may be amended from time to time, which are open to inspection by the stockholders, at all reasonable times during office hours. Any Person who attempts to beneficially own shares in violation of this limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to them in the Corporation's Restated Certificate of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each stockholder who so requests. Upon the occurrence of any event that would cause any Person to exceed the Ownership Limit (including without limitation the expiration of a voting trust that entitled such Person to an exemption from the Ownership Limit), all shares of Capital Stock Beneficially Owned by such Person in excess of the Ownership Limit will automatically be deemed Excess Shares and be transferred immediately to the Share Escrow Agent and be subject to the provisions of the Corporation's Restated Certificate of Incorporation and the Share Escrow Agent Agreement, a copy of which the Corporation maintains at its principal executive office. The foregoing summary of the restrictions on ownership and transfer is qualified in its entirety by reference to the Corporation's Restated Certificate of Incorporation.

         SECTION 6. Upon the occurrence of a Transfer or an event that results in Excess Shares pursuant to Section 2 of this Article VII, such Excess Shares shall automatically be transferred immediately to the Share Escrow Agent, which Excess Shares, subject to the provisions of this Article VII, shall be held by the Share Escrow Agent until such time as the Excess Shares are transferred to a Person whose acquisition thereof will not violate the Ownership Limit (a "Permitted Transferee") and the Share Escrow Agent shall be authorized to execute any and all documents sufficient to transfer title to any Permitted Transferee, even in the absence of receipt of certificate(s) representing Excess Shares. The Corporation shall take such actions as it deems necessary to give effect to such transfer to the Share Escrow Agent, including by issuing a stop transfer order to the Corporation's transfer agent with respect to any attempted transfer by the Purported Owner or its nominee of any Excess Shares and by giving effect, or by instructing the Corporation's transfer agent to give effect, to such transfer to a Permitted Transferee on the books of the Corporation. Excess Shares so held shall be issued and outstanding shares of Capital Stock. The Purported Owner shall have no rights in such Excess Shares except as provided in Sections 7, 8, and 11 of this Article VII and the administration of the Excess Shares escrow shall be governed by the terms of a Share Escrow Agent Agreement.

         SECTION 7. The Share Escrow Agent, as record holder of Excess Shares, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors with respect to Excess Shares (the "Excess Share Dividends") and shall hold the Excess Share Dividends until disbursed in accordance with the provisions of Section 11





                                       7.
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following.  The Purported Owner, with respect to Excess Shares purported to be
Beneficially Owned by such Purported Owner prior to such time that the Corporation determines that such shares are Excess Shares, shall repay to the Share Escrow Agent the amount of any Excess Share Dividends received by it that
(i) are attributable to any Excess Shares and (ii) the record date of which is on or after the date that such shares become Excess Shares. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any Excess Share Dividends paid to a Purported Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Capital Stock Beneficially Owned by any Purported Owner (including on shares which fall below the Ownership Limit as well as on Excess Shares), and, as soon as practicable following the Corporation's receipt or withholding thereof, shall pay over to the Share Escrow Agent the dividends so received or withheld, as the case may be.

         SECTION 8. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of, or any distribution of the assets of, the Corporation, the Share Escrow Agent shall be entitled to receive, ratably with each other holder of Capital Stock of the same class or series, that portion of the assets of the Corporation that is available for distribution to the holders of such class or series of Capital Stock. The Share Escrow Agent shall distribute to the Purported Owner the amounts received upon such liquidations, dissolution or winding up or distribution in accordance with the provisions of
Section 11 of this Article VII.

         SECTION 9. The Share Escrow Agent shall be entitled to vote all Excess Shares. The Share Escrow Agent shall be instructed by the Corporation to vote, consent or assent the Excess Shares as follows: (i) if the matter concerned is the election of directors, the Share Escrow Agent shall vote, consent or assent the whole number of Excess Shares held by the Share Escrow Agent for each director by multiplying the number of votes held in escrow by a fraction, the numerator of which is the number of Nonaffiliated Votes cast for the director and the denominator of which is the number of Nonaffiliated Votes that could have been cast in the election of the director and are present in person or by proxy at the meeting; (ii) where the matter under the DGCL or this Restated Certificate of Incorporation or the Bylaws of the Corporation requires at least an absolute majority of all outstanding shares of Common Stock in order to be effected, then the Share Escrow Agent shall vote, assent or consent all of such Excess Shares in favor of or in opposition to such matter as the majority of all Nonaffiliated Votes are cast; and (iii) on all other matters, the Share Escrow Agent shall at all times vote, assent or consent all of such shares in the identical proportion in favor of or in opposition to such matter as Nonaffiliated Votes are cast. If any calculation of votes under the preceding sentence would require a fractional vote, the Share Escrow Agent shall vote the next lower number of whole Excess Shares. The Share Escrow Agent shall use all reasonable commercial efforts to ensure, with respect to Excess Shares, that such Excess Shares are counted as being present for the purposes of any quorum required for stockholder action of the Corporation and to vote as set forth above. For purposes of this Restated Certificate of Incorporation, "Nonaffiliated Votes" shall mean the votes cast by stockholders other than any Share Escrow Agent with respect to Excess Shares.

         SECTION 10.





                                       8.
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         (a)     In an orderly fashion so as not to materially adversely affect the price of Common Stock on the New York Stock Exchange or, if Common Stock is not listed on the New York Stock Exchange, on the exchange or other principal market on which Common Stock is traded, the Share Escrow Agent shall sell or cause the sale of Excess Shares at such time or times as the Share Escrow Agent determines to be appropriate. The Share Escrow Agent shall have the right to take such actions as the Share Escrow Agent deems appropriate to seek to restrict sale of the shares to Permitted Transferees.

         (b) The Share Escrow Agent shall have the power to convey to the purchaser of any Excess Shares sold by the Share Escrow Agent ownership of the Excess Shares free of any interest of the Purported Owner of those Excess Shares and free of any other adverse interest arising through the Purported Owner.

         (c) Upon acquisition by any Permitted Transferee of any Excess Shares sold by the Share Escrow Agent or the Purported Owner, such shares shall upon such sale cease to be Excess Shares and shall become regular shares of Capital Stock in the class to which the Excess Shares belong, and the purchaser of such shares shall acquire such shares free of any claims of the Share Escrow Agent or the Purported Owner.

         (d) To the extent permitted by law, none of the Corporation, the Share Escrow Agent or anyone else shall have any liability to the Purported Owner or anyone else by reason of any action or inaction the Corporation or the Share Escrow Agent shall take which either shall in good faith believe to be within the scope of its authority under this Article VII or by reason of any decision as to when or how to sell any Excess Shares or by reason of any other action or inaction in connection with activities under this Article VII which docs not constitute gross negligence or willful misconduct. Without limiting by implication the scope of the preceding sentence, to the extent permitted by law, (a) neither the Share Escrow Agent nor the Corporation shall have any liability on grounds that either failed to take actions which would have produced higher proceeds for any of the Excess Shares or by reason of the manner or timing for any disposition of any Excess Shares and (b) the Share Escrow Agent shall not be deemed to be a fiduciary or Agent of any Purported Owner.

         SECTION 11. The proceeds from the sale of the Excess Shares to a Permitted Transferee and any Excess Share Dividends shall be distributed as follows: (i) first, to the Share Escrow Agent for any costs and expenses incurred in respect of its administration of the Excess Shares that have not theretofore been reimbursed by the Corporation; (ii) second, to the Corporation for all costs and expenses incurred by the Corporation in connection with the appointment of the Share Escrow Agent, the payment of fees to the Share Escrow Agent with respect to the services provided by the Share Escrow Agent in respect of the escrow and all funds expended by the Corporation to reimburse the Share Escrow Agent for costs and expenses incurred by the Share Escrow Agent in respect of its administration of the Excess Shares and for all fees, disbursements and expenses incurred by the Share Escrow Agent in connection with the sale of the Excess Shares; and (iii) third, the remainder thereof (as the case may be) to the Purported Owner or the Person who was the holder of record before the shares were transferred to the Share Escrow Agent (depending on who shall at such time be entitled to any economic interest in the Excess Shares); provided, however, if the Share Escrow Agent shall have any questions as to whether any security interest or other interest





                                       9.

adverse to the Purported Owner shall have existed with respect to any Excess Shares, the Share Escrow Agent shall not be obligated to disburse proceeds for those shares until the Share Escrow Agent is provided with such evidence as the Share Escrow Agent shall deem necessary to determine the parties who shall be entitled such proceeds.

         SECTION 12. Subject to Section 13 of this Article VII, nothing contained in this Article VII or in any other provision of this Restated Certificate of Incorporation shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders.

         SECTION 13. Nothing in this Restated Certificate of Incorporation shall preclude the settlement of any transactions entered into through the facilities of the New York Stock Exchange or any other exchange or through the means of any automated quotation system now or hereafter in effect.

         SECTION 14. The following definitions shall apply with respect to this Article VII:

         (a) "affiliate" and "associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended or supplemented (the "Exchange Act") at the time as of which the term shall be applied and any other federal law which BCBSA shall reasonably judge to have replaced or supplemented the coverage of the Exchange Act as in effect at May 20, 1996.

         (b) Except as is provided in (c) of this Section 14, a Person shall be deemed to "Beneficially Own," be the "Beneficial Owner" of or have "Beneficial Ownership" of any Capital Stock:

                 (1) in which such Person shall then have a direct or indirect beneficial ownership interest;

                 (2) in which such Person shall have the right to acquire any direct or indirect beneficial ownership interest pursuant to any option or other agreement (either immediately or after the passage of time or the occurrence of any contingency);

                 (3)      which such Person shall have the right to vote;

                 (4) in which such Person shall hold any other interest which would count in determining whether such Person would be required to file a Schedule 13D; or

                 (5) which shall be Beneficially Owned (under the concepts provided in the preceding clauses) by any affiliate or associate of the particular Person or by any other Person with whom the particular Person or any such affiliate or associate has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities and other than pursuant to that certain Registration Rights Agreement between the Corporation and Western Health Partnerships dated as of May 20, 1996 relating to the acquisition, holding, voting or disposing of any securities of the Corporation).





                                      10.
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         (c)     The following provisions are included to clarify (b) above:

                 (1) A Person shall not be deemed to Beneficially Own, be the Beneficial Owner of, or have Beneficial Ownership of Capital Stock by reason of possessing the right to vote if (i) such right arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act, and (ii) such Person is not the Purported Owner of any Excess Shares, is not named as holding a beneficial ownership interest in any Capital Stock in any filing on
Schedule 13D and is not an affiliate or associate of any such Purported Owner or named Person.

                 (2) A member of a national securities exchange or a registered depositary shall not be deemed to Beneficially Own, be the Beneficial Owner of or have Beneficial Ownership of Capital Stock held directly or indirectly by it on behalf of another Person (and not for its own account) solely because such member or depositary is the record holder of such Capital Stock, and (in the case of such member), pursuant to the rules of such exchange, such member may direct the vote of such Capital Stock without instruction on matters which are uncontested and do not affect substantially the rights or privileges of the holders of the Capital Stock to be voted but is otherwise precluded by the rules of such exchange from voting such Capital Stock without instruction on either contested matters or matters that may affect substantially the rights or the privileges of the holders of such Capital Stock to be voted.

                 (3) A Person who in the ordinary course of business is a pledgee of Capital Stock under a written pledge agreement shall not be deemed to Beneficially Own, be the Beneficial Owner of or have Beneficial Ownership of such pledged Capital Stock solely by reason of such pledge until the pledgee has taken all formal steps which are necessary to declare a default or has otherwise acquired the power to vote or to direct to vote such pledged Capital Stock, provided that;

                          (i)     the pledge agreement is bona fide and was not
entered into with the purpose nor with the effect of changing or influencing the control of the Corporation, nor in connection with any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) promulgated under the Exchange Act; and

                          (ii)    the pledge agreement does not grant to the
pledgee the right to vote or to direct the vote of the pledged securities prior to the time the pledgee has taken all formal steps which are necessary to declare a default.

                 (4) A Person engaged in business as an underwriter or a placement agent for securities who enters into an agreement to acquire or acquires Capital Stock solely by reason of its participation in good faith and in the ordinary course of its business in the capacity of underwriter or placement agent in any underwriting or agent representation registered under the Securities Act of 1933, as amended and in effect at May 20, 1996 (the "Securities Act"), a bona fide private placement, a resale under Rule 144A promulgated under the Securities Act or in any foreign or other offering exempt from the registration requirements under the Securities Act shall not be deemed to Beneficially Own, be the





                                      11.

Beneficial Owner of or have Beneficial Ownership of such securities until the expiration of forty (40) days after the date of such acquisition so long as (i) such Person does not vote such Capital Stock during such period and (ii) such participation is not with the purpose or with the effect of changing or influencing control of the Corporation, nor in connection with or facilitating any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) promulgated under the Exchange Act.

                 (5) If the Corporation shall sell shares in a transaction not involving any public offering, then each purchaser in such offering shall be deemed to obtain Beneficial Ownership in such offering of the shares purchased by such purchaser, but no particular purchaser shall be deemed to Beneficially Own or have acquired Beneficial Ownership or be the Beneficial Owner in such offering of shares purchased by any other purchaser solely by reason of the fact that all such purchasers are parties to customary agreements relating to the purchase of equity securities directly from the Corporation in a transaction not involving a public offering, provided that:

                          (i)     all the purchasers are persons specified in
Rule 13d-1(b)(1)(ii) promulgated under the Exchange Act;

                          (ii)    the purchase is in the ordinary course of
each purchaser's business and not with the purpose nor with the effect of changing or influencing control of the Corporation, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) promulgated under the Exchange Act;

                          (iii)   there is no agreement among or between any
purchasers to act together with respect to the Corporation or its securities except for the purpose of facilitating the specific purchase involved; and

                          (iv)    the only actions among or between any
purchasers with respect to the Corporation or its securities subsequent to the closing date of the nonpublic offering are those which are necessary to conclude ministerial matters directly related to the completion of the offer or sale of the securities sold in such offering.

                 (6) The Share Escrow Agent shall not be deemed to be the Beneficial Owner of any Excess Shares held by such Share Escrow Agent pursuant to a Share Escrow Agent Agreement, nor shall any such Excess Shares be aggregated with any other share of Capital Stock held by affiliates or associates of such Share Escrow Agent.

         (d) "Capital Stock" shall mean shares (or any other basic unit) of any class or series of any voting security which the Corporation may at any time issue or be authorized to issue, that entitles the holder thereof to vote on any election, but not necessarily all elections, of directors. To the extent that classes or series of Capital Stock vote together in the election of directors with equal votes per share, they shall be treated as a single class of Capital Stock for the purpose of computing the relevant Ownership Limit or the right to amend this Restated Certificate of Incorporation.





                                      12.

         (e) "License Agreement" shall mean the license agreement between the Corporation and the BCBSA, including any and all addenda thereto, now in effect and, as it may be amended, modified, superseded and/or replaced from time to time, with respect to, among other things, the "Blue Cross" name and mark.

         (f)     "Ownership Limit" shall mean the following:

                 (1) Except as otherwise expressly provided in this Subsection (f) and subject to Section 15(a), the Ownership Limit shall be that number of shares of Capital Stock one share lower than the number of shares of Capital Stock which would represent 5% of the Voting Power.

                 (2) In the event the Corporation and BCBSA shall agree in writing, through an amendment of the License Agreement or otherwise, that an Ownership Limit of a higher percentage than that prescribed in clause (1) shall apply, then the Ownership Limit shall be as specified in such written agreement.

                 (3) In the event any particular Person shall Beneficially Own shares of Capital Stock in excess of the Ownership Limit which would apply were it not for this clause (3) (the "Regular Limit"), such ownership shall not be deemed to exceed the Ownership Limit provided that (i) such Person shall not at any time Beneficially Own shares of Capital Stock in excess of the Regular Limit plus 1% and (ii) within thirty (30) days of the time when the particular Person becomes aware of the fact that the regular Limit has been exceeded, the particular Person reduces such Person's Beneficial Ownership below the Regular Limit.

         (g) "Person" shall mean any individual, firm, partnership, corporation, trust, association, joint venture or other entity, and shall include any successor (by merger or otherwise) of any such entity.

         (h) "Schedule 13D" means a report on Schedule 13D under Regulation 13D of the Exchange Act as in effect at May 20, 1996 and any report which may be required in the future under any requirements which BCBSA shall reasonably judge to have any of the purposes served by Schedule 13D as in effect at May 20, 1996.

         (i) "Share Escrow Agent" shall mean the Person appointed by the Corporation to act as escrow agent with respect to some or all of the Excess Shares.

         (j) "Transfer" shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Capital Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

         (k) "Voting Power." The percentage of the voting power attributable to the shares of Capital Stock Beneficially Owned by any particular Person shall be equal to the percentage of all votes which could be cast in any election of any director which could be accounted for





                                      13.

by the shares of Capital Stock Beneficially Owned by that particular Person.
If in connection with an election for any particular position on the Board, shares in different classes or series are entitled to be voted together for purposes of such election, then in determining the number of "all votes which could be cast" in the election for that particular position for purposes of the preceding sentence, the number shall be equal to the number of votes which could be cast in the election for that particular position if all shares entitled to be voted in such election (regardless of series or class) were in fact voted in such election. If the Corporation shall issue any series or class of shares for which positions on the Board are reserved or shall otherwise issue shares which have voting rights which can arise or vary based upon terms governing that class or series, then the percentage of the voting power represented by the shares of Capital Stock Beneficially Owned by any particular Person shall be the highest percentage of the total votes which could be accounted for by those shares in any election of any director.

         SECTION 15. (a) This Article VII shall not be applicable with respect to any outstanding shares of Capital Stock of the Corporation owned by the California HealthCare Foundation (the "Foundation") which were (i) issued by the Corporation in exchange for "Original Shares" (such shares of Capital Stock being referred to as "Exchange Shares") or (ii) acquired by the Foundation with respect to Exchange Shares as a result of a stock dividend, stock split, conversion, recapitalization, exchange of shares or the like, so long as such Capital Stock of this Corporation shall be Beneficially Owned by the Foundation or an affiliate of the Foundation or by a trustee for the account of the Foundation or affiliate of the Foundation. "Original Shares" means shares of capital stock of WellPoint California owned by the Foundation which were outstanding on May 20, 1996, and shares of WellPoint California acquired by the Foundation with respect to such shares after such time as a result of a stock dividend, stock split, conversion, recapitalization, exchange of shares or the like. All (1) Exchange Shares and such other shares of Capital Stock received by the Foundation or affiliate of the Foundation or by a trustee for the account of the Foundation or affiliate of the Foundation as a result of a stock dividend, stock split, conversion, recapitalization, exchange of shares or the like relating to such Exchange Shares shall be aggregated with
(2) any other shares of Capital Stock for which the Foundation or affiliate or trustee of the Foundation becomes a Beneficial Owner, including shares of Capital Stock issued in exchange for shares of WellPoint California which were not Original Shares (all such shares referred to in the immediately preceding clause (2) being defined as "After Acquired Shares"), in determining if such After Acquired Shares are Excess Shares. Upon the transfer of any Beneficial Ownership interest in any Exchange Shares and such other shares of Capital Stock received by the Foundation or affiliate of the Foundation or by a trustee for the account of the Foundation or affiliate of the Foundation as a result of a stock dividend, stock split, conversion, recapitalization, exchange of shares or the like relating to such Exchange Shares, from the Foundation or affiliate or trustee thereof to any unaffiliated transferee, that Capital Stock shall become fully subject to this Article VII from and at all times after such transfer.

         Any Exchange Shares and such other shares of Capital Stock received by the Foundation or affiliate of the Foundation or by a trustee for the account of the Foundation or affiliate of the Foundation as a result of a stock dividend, stock split, conversion, recapitalization, exchange of shares or the like relating to such Exchange Shares shall automatically become subject to this Article VII upon transfer to any affiliate or trustee of the





                                      14.

Foundation, unless such affiliate or trustee is subject to a binding obligation to vote such shares in the manner prescribed by the terms of the Voting Agreement dated May 20, 1996 or Voting Trust Agreement dated May 8, 1996 (as such agreements or replacements thereof may be in effect from time to time), whichever is applicable, entered into by the Foundation with respect to Original Shares subject to such agreement. For purposes of this Section 15(a), neither The California Endowment nor any of its successors in interest or affiliates shall be deemed to be an affiliate of the Foundation.


         (b) This Article VII shall become ineffective and of no further force and effect in the event that the Corporation ceases to be subject to any License Agreement.

         (c) Subject to (a) and (b) above, the Board of Directors of the Corporation has the power to interpret this Article VII and, in the absence of manifest error, any interpretation by the Board of Directors of the Corporation shall be binding; provided, however, that in making any such interpretation, the Board of Directors of the Corporation shall consider the Corporation's obligations to the BCBSA, wherever relevant.

                                  ARTICLE VIII
                             NO PREFERENTIAL RIGHTS

         No stockholder of the Corporation shall, by reason of his, her or its holding shares of any class, have any preemptive or preferential rights to purchase or subscribe to any shares of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class now or hereafter to be authorized (whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder) other than such rights, if any, as the Board of Directors in its discretion from time to time may grant and at such price as the Board of Directors may fix; and the Board of Directors may issue shares of the Corporation or any notes, debentures, bonds or other securities, convertible into or carrying options or warrants to purchase shares without offering any such shares, either in whole or in part, to the existing stockholders.

                                   ARTICLE IX
                              NO CUMULATIVE VOTING

         Stockholders are not entitled to cumulate votes at any election of directors.

                                   ARTICLE X
                               BOOKS AND RECORDS

         The books and records of the Corporation may be kept (subject to any provision contained in the statutes) at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE XI
              RIGHT TO AMEND RESTATED CERTIFICATE OF INCORPORATION





                                      15.

         The Corporation reserves the right to Change any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that subject to the powers and rights provided for herein with respect to Preferred Stock issued by the Corporation, if any, but not withstanding anything else contained in this Restated Certificate of Incorporation to the contrary, (a) the affirmative vote of the holders of at least seventy-five percent (75%) of each class of the shares of Capital Stock, represented and voting at a duly held meeting of stockholders of the Corporation at which a quorum is present, voting by class, shall be required to Change Sections 1, 2, 6, 8 and 10 of Article IV, Article VII, Article IX or this Article XI; (b) no amendment of this Restated Certificate of Incorporation as described in the preceding clause (a) shall be effective unless approved by the affirmative vote of a majority of the outstanding shares of Capital Stock entitled to vote, (c) the provisions of clause (a) above shall not apply to any amendment to Article VII to conform
Article VII to a change to the terms of the License Agreement or to any amendment to Article VII required or permitted by the BCBSA (whether or not constituting a change to the terms of the License Agreement) and (d) the provisions of clauses (a), (b) and (c) above shall become ineffective and of no further force and effect in the event that the Corporation ceases to be subject to any License Agreement.

                                  ARTICLE XII
                                REGISTERED AGENT

         The address of the registered office of the corporation in the state of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is CT Corporation.


         FOUR:   The foregoing amendment and restatement of the Certificate of
Incorporation was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

         We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this Certificate are true and correct of our own knowledge.





                                      16.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate on July 29, 1997.

                                         /s/  LEONARD D. SCHAEFFER
                                        --------------------------------------
                                        Leonard D. Schaeffer,
                                        Chief Executive Officer


                                        /s/  THOMAS C. GEISER
                                        --------------------------------------
                                        Thomas C. Geiser, Secretary

























                                      17.

         The undersigned certify under penalty of perjury that they have read the foregoing Restated Certificate of Incorporation and know the contents thereof and that the statements therein are true and correct.

         Executed at Los Angeles, California, on July 29, 1997.


                                        /s/ LEONARD D. SCHAEFFER
                                        --------------------------------------
                                        Leonard D. Schaeffer,
                                        Chief Executive Officer

                                        /s/ THOMAS C. GEISER
                                        --------------------------------------
                                        Thomas C. Geiser, Secretary



















                                      18.